Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-223378) pertaining to the FLEETCOR Technologies, Inc. Amended and Restated Stock Incentive Plan and the FLEETCOR Technologies, Inc. 2010 Equity Compensation Plan,

(2)
Registration Statement (Form S-8 No. 333-190483) pertaining to the FLEETCOR Technologies, Inc. Amended and Restated Stock Incentive Plan and the FLEETCOR Technologies, Inc. 2010 Equity Compensation Plan, and

(3)
Registration Statement (Form S-8 No. 333-171289) pertaining to the FLEETCOR Technologies, Inc. Amended and Restated Stock Incentive Plan and the FLEETCOR Technologies, Inc. 2010 Equity Compensation Plan;

of our reports dated March 2, 2020, with respect to the consolidated financial statements of FLEETCOR Technologies, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of FLEETCOR Technologies, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of FLEETCOR Technologies, Inc. and Subsidiaries for the year ended December 31, 2019.
/s/ Ernst & Young LLP
Atlanta, Georgia
March 2, 2020